Exhibit 99.1

Teradyne Reports First Quarter 2019 Results

•	Q1’19 GAAP earnings per share grew 44% and Non-GAAP earnings per share grew 20% from Q1’18

•	Industrial Automation revenue up 35% from Q1’18 on Universal Robots growth of 16% and the addition of Mobile Industrial Robots (MiR)

•	Expect 8% sequential revenue growth in Q2’19 at mid-point of guidance

	Q1’19	Q1’18	Q4’18
Revenue (mil)	$494	$487	$520
GAAP EPS	$0.62	$0.43	$0.79
Non-GAAP EPS	$0.54	$0.45	$0.63

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NORTH READING, Mass. – April 23, 2019 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $494 million for the first quarter of 2019 of which $341 million was in Semiconductor Test, $66 million in Industrial Automation, $58 million in System Test, and $29 million in Wireless Test. GAAP net income for the first quarter was $109.1 million or $0.62 per share. On a non-GAAP basis, Teradyne’s net income in the first quarter was $94.6 million, or $0.54 per diluted share, which excluded acquired intangible asset amortization, restructuring and other charges, non-cash convertible debt interest, discrete income tax adjustments, and included the related tax impact on non-GAAP adjustments.

“First quarter sales and earnings were above our January guidance as test shipments were slightly stronger with favorable product mix resulting in higher margins than expected,” said Teradyne President and CEO Mark Jagiela. “Pockets of strength such as 5G test have been balanced by softness in areas such as automotive test so our full year outlook remains essentially unchanged from our January view.”

Guidance for the second quarter of 2019 is revenue of $520 million to $550 million, with GAAP net income of $0.48 to $0.56 per diluted share and non-GAAP net income of $0.56 to $0.65 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the first quarter results, along with management’s business outlook, will follow at 10 a.m. ET, Wednesday, April 24. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available starting at 10 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, non-cash convertible debt interest, pension actuarial gains and losses, discrete income tax adjustments, and restructuring and other, and include the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) is a leading supplier of automation equipment for test and industrial applications. Teradyne Automatic Test Equipment (ATE) is used to test semiconductors, wireless products, data storage and complex electronic systems, which serve consumer, communications, industrial and government customers. Our Industrial Automation products include collaborative robots, autonomous mobile robots and sensing and simulation software, used by global manufacturing and industrial customers to improve quality and increase manufacturing efficiency. In 2018, Teradyne had revenue of $2.1 billion and currently employs approximately 5,000 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, results of operations, market conditions, earnings per share, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, use of proceeds and potential dilution from the senior convertible notes offering, potential borrowings under a senior secured credit facility, and the impact of the U.S. tax reform, export and tariff laws. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, availability of, or borrowing under, the credit facility, or the impact of the U.S. tax reform, export and tariff laws. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time. Important factors that could cause actual results, earnings per share, use of cash, dividend payments, repurchases of common stock, payment of the senior convertible notes or borrowings under the credit facility to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the consummation and success of any mergers or acquisitions; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend, the repurchase of common stock or borrowing under the credit facility is not in the company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs or export controls imposed in the U.S. or China; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FIRST FISCAL QUARTER OF 2019

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended
	March 31, 2019	December 31, 2018	April 1, 2018
Net revenues	$494,099	$519,558	$487,467
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	206,464	210,023	217,635

Gross profit	287,635	309,535	269,832
Operating expenses:
Selling and administrative	102,013	100,552	90,505
Engineering and development	76,791	74,706	74,408
Acquired intangible assets amortization	10,634	10,558	7,698
Restructuring and other (2)	5,112	11,446	(313)

Operating expenses	194,550	197,262	172,298
Income from operations	93,085	112,273	97,534
Interest and other (income) expense (3)	(894)	1,145	1,714

Income before income taxes	93,979	111,128	95,820
Income tax (benefit) provision (4)	(15,159)	(32,662)	8,846

Net income	$109,138	$143,790	$86,974

Net income per common share:
Basic	$0.63	$0.80	$0.45

Diluted	$0.62	$0.79	$0.43

Weighted average common shares — basic	173,532	178,958	195,255

Weighted average common shares — diluted (5)	176,972	181,520	203,484

Cash dividend declared per common share	$0.09	$0.09	$0.09

(1) Cost of revenues includes:	Quarter Ended
	March 31, 2019	December 31, 2018	April 1, 2018
Provision for excess and obsolete inventory	$2,397	$1,720	$3,522
Sale of previously written down inventory	(778)	(1,501)	(2,243)

	$1,619	$219	$1,279

(2) Restructuring and other consists of:	Quarter Ended
	March 31, 2019	December 31, 2018	April 1, 2018
Contingent consideration fair value adjustment	$2,970	$10,223	$(4,968)
Acquisition related expenses and compensation	1,343	455	774
Employee severance	799	768	3,881

	$5,112	$11,446	$(313)

(3) Interest and other (income) expense, includes:	Quarter Ended
	March 31, 2019	December 31, 2018	April 1, 2018
Non-cash convertible debt interest	$3,368	$3,327	$3,206
Pension actuarial gain	—	(3,512)	—

	$3,368	$(185)	$3,206

(4)

For the quarter ended Mach 31, 2019, income tax (benefit) provision includes a $26 million tax benefit from the release of uncertain tax position reserves due to the IRS completion of its audit of Teradyne’s 2015 Federal tax return. For the quarter ended December 31, 2018, income tax (benefit) provision includes a $52 million tax benefit related to the finalization of our toll tax charge.

(5)

Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended March 31, 2019, December 31, 2018, and April 1, 2018, 2.2 million, 0.9 million and 4.4 million shares, respectively, have been included in diluted shares. For the quarter ended April 1, 2018, diluted shares also included 1.8 million shares from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$483,728	$926,752
Marketable securities	421,088	190,096
Accounts receivable, net	333,840	291,267
Inventories, net	161,342	153,541
Prepayments and other current assets	194,044	170,826

Total current assets	1,594,042	1,732,482
Property, plant and equipment, net	283,300	279,821
Operating lease right-of-use assets, net	50,733	—
Marketable securities	91,926	87,731
Deferred tax assets	69,687	70,848
Other assets	11,279	11,509
Retirement plans assets	16,791	16,883
Acquired intangible assets, net	119,372	125,482
Goodwill	379,513	381,850

Total assets	$2,616,643	$2,706,606

Liabilities
Accounts payable	$118,816	$100,688
Accrued employees’ compensation and withholdings	89,089	148,566
Deferred revenue and customer advances	84,764	77,711
Other accrued liabilities	67,422	78,272
Contingent consideration	22,803	34,865
Operating lease liabilities	17,176	—
Income taxes payable	41,898	36,185

Total current liabilities	441,968	476,287
Retirement plans liabilities	121,205	117,456
Long-term deferred revenue and customer advances	32,843	32,750
Deferred tax liabilities	19,614	20,662
Long-term other accrued liabilities	9,732	37,547
Long-term contingent consideration	15,510	35,678
Long-term operating lease liabilities	38,062	—
Long-term income taxes payable	83,891	83,891
Long-term debt	383,590	379,981

Total liabilities	1,146,415	1,184,252
Shareholders’ equity	1,470,228	1,522,354

Total liabilities and shareholders’ equity	$2,616,643	$2,706,606

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended
	March 31, 2019	April 1, 2018
Cash flows from operating activities:
Net income	$109,138	$86,974

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,651	16,336
Amortization	12,942	9,204
Stock-based compensation	9,474	9,544
Deferred taxes	1,206	8,696
Provision for excess and obsolete inventory	2,397	3,522
Contingent consideration fair value adjustment	2,970	(4,968)
(Gains) losses on investments	(2,828)	1,241
Other	(349)	152
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(41,706)	(140,747)
Inventories	(2,917)	(21,017)
Prepayments and other assets	(19,165)	(679)
Accounts payable and accrued expenses	(52,806)	(46,706)
Deferred revenue and customer advances	6,455	9,644
Retirement plans contributions	(1,210)	(1,020)
Income taxes	(22,236)	(12,106)

Net cash provided by (used for) operating activities	18,016	(81,930)

Cash flows from investing activities:
Purchases of property, plant and equipment	(25,711)	(34,797)
Purchases of marketable securities	(375,184)	(490,324)
Proceeds from sales of marketable securities	5,440	800,671
Proceeds from maturities of marketable securities	141,201	212,698
Proceeds from life insurance	273	—
Acquisition of businesses, net of cash acquired	(6,970)	(25,356)

Net cash (used for) provided by investing activities	(260,951)	462,892

Cash flows from financing activities:
Issuance of common stock under stock purchase and stock option plans	14,122	10,654
Repurchase of common stock	(156,468)	(134,276)
Dividend payments	(15,627)	(17,588)
Payment related to net settlement of employee stock compensation awards	(14,172)	(19,629)
Payment of contingent consideration	(27,615)	(13,571)

Net cash used for financing activities	(199,760)	(174,410)

Effects of exchange rate changes on cash and cash equivalents	(329)	1,478

(Decrease) increase in cash and cash equivalents	(443,024)	208,030
Cash and cash equivalents at beginning of period	926,752	429,843

Cash and cash equivalents at end of period	$483,728	$637,873

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	March 31, 2019	% of Net Revenues			December 31, 2018	% of Net Revenues			April 1, 2018	% of Net Revenues
Net revenues	$494.1				$519.6				$487.5
Gross profit GAAP and non-GAAP	$287.6	58.2%			$309.5	59.6%			$269.8	55.3%
Income from operations — GAAP	$93.1	18.8%			$112.3	21.6%			$97.5	20.0%
Acquired intangible assets amortization	10.6	2.1%			10.6	2.0%			7.7	1.6%
Restructuring and other (1)	5.1	1.0%			11.4	2.2%			(0.3)	-0.1%

Income from operations — non-GAAP	$108.8	22.0%			$134.3	25.8%			$104.9	21.5%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	March 31, 2019	% of Net Revenues	Basic	Diluted	December 31, 2018	% of Net Revenues	Basic	Diluted	April 1, 2018	% of Net Revenues	Basic	Diluted
Net income — GAAP	$109.1	22.1%	$0.63	$0.62	$143.8	27.7%	$0.80	$0.79	$87.0	17.8%	$0.45	$0.43
Acquired intangible assets amortization	10.6	2.1%	0.06	0.06	10.6	2.0%	0.06	0.06	7.7	1.6%	0.04	0.04
Interest and other (2)	3.4	0.7%	0.02	0.02	3.3	0.6%	0.02	0.02	3.2	0.7%	0.02	0.02
Restructuring and other (1)	5.1	1.0%	0.03	0.03	11.4	2.2%	0.06	0.06	(0.3)	-0.1%	—	—
Pension mark-to-market adjustment (2)	—	—	—	—	(3.5)	-0.7%	(0.02)	(0.02)	—	—	—	—
Exclude discrete tax adjustments (3)	(30.1)	-6.1%	(0.17)	(0.17)	(52.9)	-10.2%	(0.30)	(0.29)	(6.3)	-1.3%	(0.03)	(0.03)
Non-GAAP tax adjustments	(3.5)	-0.7%	(0.02)	(0.02)	0.3	0.1%	0.00	0.00	(1.9)	-0.4%	(0.01)	(0.01)
Convertible share adjustment	—	—	—	0.01	—	—	—	—	—	—	—	0.01

Net income — non-GAAP	$94.6	19.1%	$0.55	$0.54	$113.0	21.7%	$0.63	$0.63	$89.4	18.3%	$0.46	$0.45

GAAP and non-GAAP weighted average common shares — basic	173.5				179.0				195.3
GAAP weighted average common shares — diluted	177.0				181.5				203.5
Exclude dilutive shares related to convertible note transaction	(2.2)				(0.9)				(6.2)

Non-GAAP weighted average common shares — diluted	174.8				180.6				197.3

(1) Restructuring and other consists of:
	Quarter Ended
	March 31, 2019				December 31, 2018				April 1, 2018
Contingent consideration fair value adjustment	$3.0				$10.2				$(5.0)
Acquisition related expenses and compensation	1.3				0.8				0.8
Employee severance	0.8				0.5				3.9

	$5.1				$11.4				$(0.3)

(2)

For the quarters ended March 31, 2019, December 31, 2018, and April 1, 2018, adjustment to exclude non-cash convertible debt interest expense and adjustment to exclude actuarial gains recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)

For the quarters ended March 31, 2019, December 31, 2018, and April 1, 2018, adjustment to exclude discrete income tax items. For the quarter ended Mach 31, 2019, income tax (benefit) provision includes a $26 million tax benefit from the release of uncertain tax position reserves due to the IRS completion of its audit of Teradyne’s 2015 Federal tax return. For the quarter ended December 31, 2018, adjustment to treat the $52 million tax benefit related to the finalization of our toll tax charge as a discrete item.

GAAP to Non-GAAP Reconciliation of Second Quarter 2019 guidance:

GAAP and non-GAAP second quarter revenue guidance:	$520 million	to	$550 million
GAAP net income per diluted share	$0.48		$0.56
Exclude acquired intangible assets amortization	0.06		0.06
Exclude non-cash convertible debt interest	0.02		0.02
Exclude restructuring and other	0.01		0.01
Tax effect of non-GAAP adjustments	(0.02)		(0.02)
Convertible share adjustment	0.02		0.02

Non-GAAP net income per diluted share	$0.56		$0.65

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.
Contact: Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations